Exhibit 23

Deloitte LLP
122 1st Ave. S.
Suite 400, PCS Tower
Saskatoon SK S7K 7E5
Canada

Tel: 306-343-4400
Fax: 306-343-4480 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:

•	Registration Statement No. 033-37855 on Form S-8;
•	Registration Statement No. 333-19215 on Form S-8;
•	Registration Statement No. 333-93773 on Form S-8;
•	Registration Statement No. 333-53531 on Form S-8;
•	Registration Statement No. 333-75742 on Form S-8;
•	Registration Statement No. 333-75744 on Form S-8;
•	Registration Statement No. 333-113945 on Form S-8;
•	Registration Statement No. 333-124677 on Form S-8;
•	Registration Statement No. 033-57920 on Form S-3;
•	Registration Statement No. 333-133854 on Form S-8;
•	Registration Statement No. 333-142615 on Form S-8;
•	Registration Statement No. 333-150807 on Form S-8;
•	Registration Statement No. 333-151942 on Form S-8;
•	Registration Statement No. 333-159077 on Form S-8;
•	Registration Statement No. 333-166654 on Form S-8;
•	Registration Statement No. 333-174170 on Form S-8;
•	Registration Statement No. 333-181521 on Form S-8;
•	Registration Statement No. 333-188675 on Form S-8;
•	Registration Statement No. 333-189696 on Form S-3;
•	Registration Statement No. 333-196015 on Form S-8;
•	Registration Statement No. 333-196016 on Form S-8; and
•	Registration Statement No. 333-196018 on Form S-8.

of our reports dated February 20, 2015 relating to the consolidated financial statements and consolidated financial statement schedule of Potash Corporation of Saskatchewan Inc. and the effectiveness of Potash Corporation of Saskatchewan Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants

Saskatoon, Canada

February 24, 2015